Filed pursuant to Rule 424(b)(5)
Registration No. 333-267655

Prospectus Supplement
(To Prospectus Dated March 6, 2023)

KUKE MUSIC HOLDING LIMITED

8,030,000 American Depositary Shares

Representing 80,300,000 Class A Ordinary Shares

This prospectus supplement relates to an offering by us directly to certain investors of an aggregate of 8,030,000 American depositary shares, or ADSs, each representing ten (10) Class A ordinary shares, par value $0.001 per share, of KUKE Music Holding Limited. We have not retained a broker, dealer, underwriter or placement agent with respect to this offering and therefore are not paying any underwriting discounts or commissions. We estimate the total proceeds of this offering will be approximately $28.4 million.

Our ordinary shares represented by ADSs are listed on The New York Stock Exchange, or NYSE, under the symbol “KUKE”. On June 3, 2025, the last reported sale price of our ADSs on NYSE was $3.17 per share.

Investing in our securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities. In addition, see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

We expect to deliver the ADSs against payment on or about June 6, 2025.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$3.54	$28,458,320
Proceeds to us, before expenses	$3.54	$28,458,320

The date of this prospectus supplement is June 4, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus, dated March 6, 2023, are part of a registration statement on Form F-3 (File No. 333-267655) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

We provide information to you about this offering of our ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference may contain and reference certain market data or forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

For purposes of this prospectus, references to the terms “we,” “us,” “our company,” “the company,” or “our” refers to Kuke Music Holding Limited, a Cayman Islands exempted company, its subsidiaries and variable interest entities; all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “PRC” refer to the People’s Republic of China; all references to “RMB” refer to the legal currency of People’s Republic of China; and all references to “shares” or “ordinary shares” refers to the authorized ordinary shares of Kuke Music Holding Limited, par value $0.001 per share. This prospectus supplement and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

S-ii

Statement Regarding Forward-Looking Information

This prospectus contains “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled “Risk Factors”. Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus and that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the note. Before purchasing any of our ordinary shares, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

S-iii

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained in this prospectus supplement and the accompanying base prospectus,. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in this prospectus supplement and the accompanying base prospectus, including “Risk Factors” section and the financial statements and related notes and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.

Company Overview

We are a leading provider of classical music service platform. Our business includes classical music licensing, subscription and education services in China. Leveraging our extensive content library and deep expertise in music education, we are also a leading smart music learning service provider in China. In addition, following our acquisition of BMF in February 2020, we are one of the few companies in China with the experience and scale to organize large-scale live classical music events. With more than 20 years of experience in the music industry, we have devoted ourselves to making classical music more accessible in China.

The classical music market in China has grown rapidly in recent years, driven by the rising popularity of classical music, the digitization of classical music content and favorable government policies. We identified this significant market opportunity early and we were one of the first classical music licensing and subscription service providers in China. Leveraging our long-standing relationships with world-renowned music labels and publishers, especially Naxos and years of music production and content acquisition efforts, we have built a library of classical music content, which consisted of approximately 3.06 million music tracks, including over 2.17 million tracks of traditional classical music and more than 890 thousand tracks of jazz, world, folk and other genres of music, as well as over 2,900 video titles, more than 5200 spoken content albums and more than 5,750 volumes of sheet music. These contents span across more than 410 thousand musicians, more than 2 thousand musical instruments and more than 200 countries and regions as of December 31, 2024.

We license our music content primarily to online music entertainment platforms, such as Tencent Music Entertainment Group and NetEase Cloud Music, as well as commercial enterprises, such as film and TV production companies, airlines and smart hardware companies. Our music subscription service provides users with high-quality online and offline streaming access to our content library. Users can access our platform from our website, mobile app and smart music devices. As our encyclopedic catalog is especially suitable for educational and professional use, we have attracted a large number of universities, music conservatories, public libraries and individuals to subscribe to our service over the years. As of December 31, 2024, we had over 880 institutional subscribers, including over 530 universities and music conservatories and over 340 public libraries, spread across all provinces, autonomous regions and municipalities in China, except Tibet.

Through our licensing and subscription services, we have brought high-quality classical music into more people’s lives, enabling them to enjoy classical music in a more convenient, enriching and affordable way. However, our passion for classical music does not stop there. To us, a more fundamental way to amplify the impact of classical music is through music learning. Towards that end and in an effort to address the underserved needs in China’s music education market, we launched our smart music learning business in October 2015, offering students and schools innovative and efficient smart music learning solutions.

Our smart music learning solutions primarily comprise the offering of our proprietary Kuke smart pianos, Kuke smart music teaching systems and Kukey courses. Our Kuke smart music teaching system, which is pre-installed in our Kuke smart pianos, contains a comprehensive array of classical music content and offers real-time, individualized feedback on student performance as they practice. Kukey courses are typically small-group, beginner-level piano lessons offered through our Kuke smart pianos. Since 2022, we have started to focus more on selling smart music hardware and content to primary and secondary schools and significantly reduced the offering of Kukey courses.

Finally, as appreciation for classical music grows in China while the penetration rate of classical music learning is still very low in China comparing to developed countries, there has been a growing interest in experiencing live classical music and learning classical music for a very long time. To address this growing opportunity, we acquired BMF, which organizes the Beijing Music Festival and other influential classical music events in China. With twenty-four years of history, the Beijing Music Festival has played an indispensable role in bringing world-class classical musicians to China and offering Chinese audiences the opportunity to enjoy masterful performances in person. We believe that our live classical music events business effectively creates synergetic effects with our music content and music learning businesses, further positions us well to continuously offer differentiated value propositions to our customers through a thriving content-centric ecosystem, encompassing the entire value chain from enriching content provision to intelligent music learning services.

Corporate Information

Our principal executive office is located at 25-1, Beijing Music Industrial Park, Heizhuanghu Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number is (+86-10) 6561-0392.

Our agent for service of process in the United States is Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY, 10168 (800) 221-0102. Our website is located at http://www.kuke.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement.

We follow certain corporate governance practices permitted under Cayman Islands law that differ from the corporate governance requirements applicable to domestic U.S. companies listed on the NYSE. Information about these differences and our Home Country Practice is available on our investor relations website at https://ir.kuke.com/.

The Offering

Offering Price	US$3.54 per ADS.

Securities Offered:	8,030,000 ADSs, representing 80,300,000 Class A ordinary shares.

Ordinary shares outstanding immediately prior to this offering:	203,242,945 ordinary shares in total, including 194,961,847 Class A ordinary shares and 8,281,098 Class B ordinary shares.

Ordinary shares outstanding immediately after to this offering:	283,542,945 ordinary shares in total, including 275,261,847 Class A ordinary shares and 8,281,098 Class B ordinary shares.

American Depositary Shares:	Each ADS represents ten (10) Class A ordinary shares.

The depositary will hold Class A ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement among us, the depositary and owners and holders of ADSs from time to time.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our ordinary shares, the depositary will distribute the cash dividends and other distributions it receives on our ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary for cancellation in exchange for ordinary shares. The depositary will charge you fees for any cancellation.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement to which this prospectus supplement relates.

Depositary:	Deutsche Bank Trust Company Americas

Use of Proceeds:	We estimate the net proceeds from this offering will be approximately $Proceeds, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for replenishing working capital for operation, repaying debts due, and other general corporate purposes. See “Use of Proceeds”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

NYSE trading symbol:	KUKE

The number of ordinary shares to be outstanding after this offering is based on 203,242,945 ordinary shares outstanding, including 194,961,847 Class A ordinary shares and 8,281,098 Class B ordinary shares, on June 4, 2025.

Risk Factors

Investing in our ordinary shares or ADSs involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2024, any subsequent Annual Reports on Form 20-F, any subsequent filings on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the ordinary shares or ADSs being offered under this prospectus. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our ordinary shares or ADSs could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference into this prospectus as a result of different factors, including the risks we face described below.

Risks Related to This Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares or ADSs. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares or ADSs to decline and impair the commercialization of our products and/or delay the development of our product candidates.

If you purchase ADSs in this offering, you will experience immediate dilution of your investment.

The offering price of our ADSs is higher than the as adjusted net asset value per ADS. Therefore, if you purchase ADSs in this offering, you will pay a price per ADS that exceeds our as adjusted net asset value per ADS after this offering.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors, including the results of future research and development activities. We expect our expenses to increase if and when we seek marketing approval for our product candidates. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current shareholders, or upon terms which may be deemed more favorable than those offered to current shareholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities, including the ordinary shares or ADSs. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our shareholders.

We may sell ordinary shares or ADSs or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing ordinary shares or ADSs or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or ADSs, or other securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Our ADSs’ price has fluctuated in the past and may be volatile in the future, and as a result, investors in our ADSs could incur substantial losses.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future. The stock market in general and the market for China-based companies in particular has experienced volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our ordinary shares or ADSs. The market price for our ordinary shares or ADSs may be influenced by many factors, including, but not limited to, the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	changes in laws and regulations;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	market conditions in our business sectors;

●	trading volume of our ADSs;

●	sales of our ADSs or ordinary shares by us or our shareholders;

●	general economic, industry and market conditions;

●	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in China or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

●	other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

hese broad market and industry factors may seriously harm the market price of our ordinary shares or ADSs, regardless of our operating performance. Since the price of our ADSs has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares or ADSs could incur substantial losses. In the past, following periods of volatility in the market, securities class-action ligation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

Risks Related to Doing Business in China

The permission and approval from the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such permission or approval.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. The companies that have already been listed on overseas stock exchanges are not required to make immediate filings for its listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. In view of the fact that the Trial Measures have come into effect on 31 March 2023, we shall fulfill the filing procedures with the CSRC for our future offshore offering as per requirements of the Trial Measures. According to CSRC’s Questions and Answers with respect to Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies on February 17, 2023, for the filing of overseas listing of enterprises with VIE structure, the filing procedure will adhere to the principles of market-oriented principle, rule of law, and strengthened regulatory synergy. The CSRC will consult the relevant competent authorities, and the overseas listing of VIE structured enterprises that meet the compliance requirements will be filed. We may not be able to complete the filing if the filing materials are incomplete or do not meet the requirements of the CSRC. Any failure to obtain or delay in obtaining the CSRC permission and approval for any of our offshore offerings, or a rescission of such permission and approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

Use of Proceeds

The net proceeds to us from the sale of our ADSs will be approximately $32.8 million after deducting offering expenses payable by us.

We currently intend to use the net proceeds from this offering for replenishing working capital for operation, repaying debts due, and other general corporate purposes. The amounts and timing of our actual expenditures will depend on numerous factors. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering.

Plan of Distribution

We are offering ADSs directly to certain investors without participation of underwriters or placement agents. We have entered into securities purchase agreements directly with investors in connection with this offering. Price and other terms have been determined through arm’s length negotiation between our company and each of the investors. Our obligations to issue and sell the ADSs offered hereby to the investors are subject to the conditions set forth in the securities purchase agreements. An investor’s obligation to purchase ADSs offered hereby is subject to the conditions set forth in the relevant securities purchase agreement as well.

At closing, we will issue the ordinary shares underlying such ADSs to the depositary for the depositary to deliver ADSs to the investors. The closing of the sale of ADSs in this offering is currently expected to take place around June 6, 2025.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and our net assets value per ADS after this offering. Dilution results from the fact that the offering price per ordinary share in this offering is substantially in excess of the book value per share, including Class A ordinary shares and Class B ordinary shares (collectively, as referred to in this section, the “Shares”), attributable to the existing shareholders for our presently outstanding Shares.

Our historical net assets value as of December 31, 2024 was USD $5,179 thousand, or $0.087 per Share (equivalent to $0.868 per ADS). Historical net assets value represents the amount of our total consolidated assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting historical net assets value per Share or ADS, as applicable, after giving effect to the additional proceeds we will receive from this offering, from the offering price of $3.54 per ADS, and after deducting the estimated offering expenses payable by us.

After giving effect to our sale of the ADSs offered in this offering at the offering price of $3.54 per ADS, after deducting the estimated offering expenses payable by us, our as adjusted net assets value as of December 31, 2024 would have been US$32,214 thousand, or $0.2302 per Share (equivalent to $2.302 per ADS). This represents an immediate further increase in net assets value of $1.434 per ADS to our existing shareholders and an immediate dilution in net assets value of $1.242 per ADS to investors purchasing ADSs in this offering.

The number of Shares outstanding in the above is based on 194,961,847 Class A ordinary shares issued and outstanding and 8,281,098 Class B ordinary shares issued outstanding as of June 3, 2025.

To the extent that any outstanding options, warrants or notes are exercised or new options are issued under the equity incentive plans, or we issue additional ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Legal Matters

Certain legal matters in connection with this offering will be passed upon for us by Conyers Dill & Pearman, our special legal counsel as to the Cayman Islands law, to the extent governed by the laws of the Cayman Islands.

Experts

The consolidated financial statements of Kuke Music Holding Limited appearing in Kuke Music Holding Limited’s Annual Report (Form 20-F) for the year ended December 31, 2024 have been audited by Enrome LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any underwriter, agent or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about us is contained at our website, https://www.kuke.com. Information on our website is not incorporated by reference into this prospectus. We make available through our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus or the accompanying base prospectus. This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

●	our Reports on Form 6-K filed with the SEC on January 23, 2025; March 3, 2025, March 18, 2025, and March 21, 2025; and

●	the description of our ordinary shares contained in the registration statement on Form 8-A, dated January 7, 2021, File No. 001-39859, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act on or after the date of this prospectus but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 20-F and Reports of Foreign Private Issuers on Form 6-K. As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus and the accompanying base prospectus are delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus and the accompanying base prospectus, but not delivered with this prospectus and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

Kuke Music Holding Limited
25-1, Beijing Music Industrial Park, Heizhuanghu Road,
Chaoyang District
Beijing, 100020
The People’s Republic of China
(+86-10) 6561-0392
Attn: He Yu, Chief Executive Officer

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

PROSPECTUS

Subject to Completion, dated September 29, 2022

Kuke Music Holding Limited

Class A Ordinary Shares

Class A Ordinary Shares represented by American Depositary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$100,000,000.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$20.0 million, which was calculated based on 13,686,300 Class A ordinary shares held by non-affiliates and the per ADS price of US$1.46, which was the closing price of our ADSs on August 2, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The ADSs are listed on the New York Stock Exchange under the symbol “KUKE.” The last reported sale price of the ADSs on September 28, 2022 was US$0.62 per ADS.

Kuke Music Holding Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business, internet audio-video program services and certain other businesses in China through our subsidiaries, the variable interest entities (the “VIEs”), and their subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business, internet audio-video program services and certain other businesses. Accordingly, we, through our wholly owned subsidiaries in China (“WFOEs”), entered into a series of contractual arrangements with the VIEs and their respective shareholders. We operate our value-added communications business and internet audio-video program services in China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through such contractual arrangements, provided that we meet the conditions for consolidation under the International Financial Reporting Standards (the “IFRS”). Neither we nor our subsidiaries own any equity interests in the VIEs. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in our securities. See “Risk Factors—Risks Related to Our Corporate Structure.” Investors are purchasing equity securities of our ultimate Cayman Islands holding company, rather than equity securities of the VIEs, and investors in our securities may never hold equity interests in the VIEs. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Kuke Music Holding Limited and its subsidiaries, and the VIEs refer to Beijing Kuke Music Co., Ltd., Beijing Music Festival Culture Communications Co., Ltd. and/or their respective subsidiaries, as the context requires.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in China. Cash is transferred within our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our British Virgin Islands and Hong Kong subsidiaries by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in China for services rendered by our subsidiaries in China; (4) our subsidiaries in China may pay service fees to the VIEs for services rendered by the VIEs; (5) our WFOEs may make dividends or other distributions to us through our British Virgin Islands and Hong Kong subsidiaries, as the case may be; and (6) our Hong Kong subsidiaries may provide loans to the VIEs, subject to statutory limits and restrictions. As of the date of this prospectus, none of our subsidiaries has ever issued any dividends or made other distributions to us or their respective holding companies, nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. See “Prospectus Summary—Cash Flows and Asset Transfers within Our Organization” and “—Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of China.”

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our and the VIEs’ operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China.”

Our financial statements contained in the annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 (the “2021 Form 20-F”), which is incorporated herein by reference, have been audited by an independent registered public accounting firm that is located in China and is among the PCAOB-registered public accounting firms that are subject to the PCAOB’s determination issued on December 16, 2021 of having been unable to be inspected or investigated completely by the PCAOB. In June 2022, in connection with its implementation of the Holding Foreign Companies Accountable Act (the “HFCA Act”) , the SEC conclusively named us as a “Commission-Identified Issuer” following the filing of the 2021 Form 20-F. On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of China, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Notwithstanding the foregoing, if, in the future, we have been identified by the SEC for three consecutive years (or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law) as a “Commission-Identified Issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Investing in these securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“ADSs” refers to American depositary shares, each representing one Class A ordinary share;
●	“Beijing Kuke Music” refers to Beijing Kuke Music Co., Ltd., one of the VIEs;
●	“Beijing Lecheng” refers to Beijing Lecheng Future Culture Communications Co., Ltd., one of our WFOEs;
●	“BMF” refers to Beijing Lecheng Future Culture Communications Co., Ltd., its holding companies and Beijing Music Festival Culture Communications Co., Ltd.;
●	“BMF Culture” refers to Beijing Music Festival Culture Communications Co., Ltd., one of the VIEs;
●	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;
●	“classical music” refers to art music that is produced and rooted in the traditions of western culture and ethnic culture; the characteristics of classical music that distinguish itself from popular music include (1) the complexity of the creation process, (2) sophisticated use of instrumental musical forms and vocal forms and (3) having high aesthetic and appreciation value; for purposes of this prospectus, references to “classical music” include traditional classical music, jazz, world music and other non-pop music forms;
●	“Kuke International” refers to Kuke Future International Technology (Beijing) Co., Ltd., one of our WFOEs;
●	“Kuke Music” refers to Kuke Music Holding Limited, a Cayman Islands exempted company with limited liability;
●	“Naxos” refers to Naxos Global Distribution Limited, Naxos Rights International Limited and their affiliates and subsidiaries;
●	“Naxos China” refers to Naxos (Beijing) Culture & Communication Co., Ltd., a non-wholly-owned subsidiary of our company;
●	“Renminbi” or “RMB” refers to the legal currency of China;
●	“we,” “us,” “our company” or “our” refers to Kuke Music Holding Limited and its subsidiaries;
●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that Kuke Music Holding Limited, our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in China described in this prospectus primarily through our subsidiaries in China, the VIEs, and their subsidiaries.

Our Corporate Structure and Contractual Arrangements with the VIEs

Kuke Music Holding Limited, our ultimate Cayman Islands holding company and the entity in which investors are purchasing their interest, does not have any substantive operations. We carry out our value-added telecommunications business, internet audio-video program services and certain other businesses in China through our subsidiaries in China, the VIEs, and their subsidiaries. We, through our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any equity interests in the VIEs. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in our securities. Investors in our securities are purchasing equity securities of our ultimate Cayman Islands holding company, rather than equity securities of the VIEs, and investors in our securities may never hold equity interests in the VIEs. Our contractual agreements may not be as effective as direct ownership in providing control over the VIEs. The following diagram illustrates our corporate structure, including the names, places of incorporation and the proportion of ownership interests in our significant subsidiaries and VIEs, as of the date of this prospectus.

(1)	The remaining 49% equity interest in Naxos China is held by Naxos International (Far East) Limited, which is ultimately controlled by independent third parties.

(2)	He Yu, Xingping Zuo, Jianmin Jin and Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership) each holds 35.5%, 25.9%, 9.0% and 8.9% equity interests in Beijing Kuke Music, respectively. The remaining 20.7% equity interests in Beijing Kuke Music are held by other beneficial owners of our company.

(3)	Lung Yu, He Yu, Ningbo Huaqing Ruizhe Investment Partnership (Limited Partnership), Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership) and Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership) and Zheng Tu each holds 38.5%, 23.1%, 15.4%, 15.4%, 6.2% and 1.4% equity interests in BMF Culture, respectively.

Our Contractual Arrangements

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, internet audio-video program services and certain other businesses. We are a company incorporated in the Cayman Islands. Kuke International and Beijing Lecheng, our PRC subsidiaries, are considered foreign-invested enterprises. To comply with the foregoing PRC laws and regulations, we currently conduct our business in the PRC mainly through the VIEs based on a series of contractual arrangements. These contractual arrangements enable us to (1) exercise significant influence over the VIEs, (2) receive substantially all of the economic benefits of the VIEs, and (3) have an exclusive option to purchase all or part of the equity interests and assets in the VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under the IFRS. The following is a summary of the currently effective contractual arrangements by and among each of our WFOEs, each of the VIEs and their respective shareholders.

Agreements that Provide Us with Significant Influence over the VIEs

Powers of Attorney. Pursuant to the power of attorney entered into among Kuke International, Beijing Kuke Music and its shareholders, the shareholders of Beijing Kuke Music unconditionally and irrevocably appointed Kuke International or any person designated by Kuke International to act as their attorney-in-fact to exercise all of their rights as shareholders of Beijing Kuke Music, including, but not limited to, the right to propose to convene and attend shareholders’ meetings, to execute meeting minutes and resolutions, to exercise voting rights on all matters that need to be discussed and resolved in shareholders’ meetings, to dispose of the assets of Beijing Kuke Music, to resolve to dissolve and liquidate Beijing Kuke Music, to decide to transfer or otherwise dispose of the shares held by the shareholders in Beijing Kuke Music and to exercise all other shareholders’ rights stipulated by PRC laws and regulations and the articles of association of Beijing Kuke Music. The shareholders’ power of attorney will remain effective until terminated by Kuke International in writing or the equity interest in or all the assets of Beijing Kuke Music have been transferred to Kuke International or any person designated by Kuke International.

Beijing Lecheng, BMF Culture and its shareholders have also entered into a power of attorney regarding the exercise of all the shareholders’ rights of the shareholders of BMF Culture, the terms of which are substantially similar to the power of attorney described above.

Equity Interest Pledge Agreements. Pursuant to the equity interest pledge agreement entered into among Kuke International, Beijing Kuke Music and its shareholders, the shareholders of Beijing Kuke Music have pledged all of their respective equity interest in Beijing Kuke Music to guarantee the performance of the obligations by, and the representations, undertakings, and warranties provided by, Beijing Kuke Music and its shareholders under the exclusive consulting service agreement, exclusive intellectual property rights licensing agreement, exclusive option agreement and power of attorney (together with the equity interest pledge agreement, the “Cooperation Agreements”). In the event of a breach by Beijing Kuke Music or any of its shareholders of contractual obligations under the Cooperation Agreements, Kuke International, as pledgee, will have the right to dispose of the pledged equity interests in Beijing Kuke Music and will have priority in receiving the proceeds from such disposal. Beijing Kuke Music and its shareholders also undertake that, without the prior written consent of Kuke International, the shareholders of Beijing Kuke Music will not create or allow any encumbrance on the pledged equity interests. As of the date of this prospectus, the shareholders of the VIEs have completed the registration of their equity interest pledge.

Beijing Lecheng, BMF Culture and its shareholders have also entered into an equity interest pledge agreement, the terms of which are substantially similar to the equity interest pledge agreement described above, except that the relevant Cooperation Agreements do not include an exclusive intellectual property rights licensing agreement.

Agreements that Allow Us to Receive Economic Benefits from the VIEs

Exclusive Consulting Service Agreements. Pursuant to the exclusive consulting service agreement entered into between Kuke International and Beijing Kuke Music, Kuke International has the exclusive right to provide Beijing Kuke Music, its subsidiaries and investee companies with comprehensive management consulting services. Kuke International has the right to adjust the service fee at any time based on the services provided to Beijing Kuke Music. The exclusive consulting service agreement will remain irrevocable until both parties terminate the agreement in writing or Kuke International acquires all equity interests in or if all the assets of Beijing Kuke Music have been transferred to any person designated by Kuke International. Notwithstanding the above, Kuke International has the right to terminate the agreement at any time by issuing a 30 days’ notice in writing, and Kuke International shall not be liable for any defaults for unilaterally terminating the agreement.

Beijing Lecheng and BMF Culture have also entered into an exclusive consulting service agreement, the terms of which are substantially similar to the exclusive consulting service agreement described above.

Exclusive Intellectual Property Rights Licensing Agreement. Pursuant to the exclusive intellectual property rights licensing agreement entered into between Kuke International and Beijing Kuke Music, Kuke International agreed to license to Beijing Kuke Music certain intellectual property rights owned by Kuke International or being transferred to Kuke International by Beijing Kuke Music. After completion of the transfer of the relevant intellectual property rights, Kuke International shall license such intellectual property rights to Beijing Kuke Music at nil consideration. In addition, Beijing Kuke Music agreed to license all of its intellectual property rights (other than those already transferred to Kuke International) to Kuke International at nil consideration. The exclusive intellectual property rights agreement will remain effective for a term of ten years and shall be automatically renewed for successive terms of five years unless either party terminates the agreement by issuing a 30 days’ notice in writing prior to the expiration of the term of the agreement.

Agreements that Provide Us with the Option to Purchase the Equity Interest in the VIEs

Exclusive Option Agreements.  Pursuant to the exclusive option agreement entered into among Kuke International, Beijing Kuke Music and its shareholders, the shareholders of Beijing Kuke Music irrevocably granted Kuke International or any person designated by Kuke International an exclusive right to purchase from the shareholders of Beijing Kuke Music all or any part of their equity interest in and the assets of Beijing Kuke Music for a nominal price, or the lowest price permitted under applicable PRC laws. The exclusive option agreement will remain irrevocable until all parties terminate the agreement in writing or Kuke International acquires all equity interests in or if all the assets of Beijing Kuke Music have been transferred to any person designated by Kuke International. Notwithstanding the above, Kuke International has the right to terminate the agreement at any time by issuing a 30 days’ notice in writing, and Kuke International shall not be liable for any defaults for unilaterally terminating the agreement.

Beijing Lecheng, BMF Culture and its shareholders have also entered into an exclusive option agreement, the terms of which are substantially similar to the exclusive option agreement described above.

In addition, the spouse of certain shareholders of each of the VIEs, where applicable, has signed an undertaking (collectively, the “Spouse Undertakings”) to the effect that, among others, (1) the shares of the relevant VIE held and to be held by each of the shareholders do not fall within the scope of communal properties, and (2) he or she waives any rights or interests that may be granted to him or her under the applicable laws of any jurisdictions, and he or she undertakes not to claim such rights or interests. The spouse of certain shareholders of each of the VIEs, where applicable, has also consented to the arrangement of any equity interest held by his or her spouse under the Exclusive Option Agreement, the Exclusive Consulting Service Agreement, the Exclusive Intellectual Property Rights Agreement, where applicable, the Equity Interest Pledge Agreement and the Power of Attorney.

In the opinion of Commerce & Finance Law Offices, our PRC counsel:

●	the ownership structures of the VIEs in the PRC and our WFOEs, are not in violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among our WFOEs, the VIEs and their shareholders governed by PRC law are currently valid and binding in accordance with applicable PRC laws and regulations currently in effect and do not result in any violation of the applicable PRC laws or regulations currently in effect.

However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. The legal system in the PRC is not as developed as in other jurisdictions such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be costly. Because of our corporate structure, our Cayman Islands holding company, our WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications businesses, internet audio-video program businesses and certain other businesses, and the validity and enforcement of the contractual agreements.

Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or, if adopted, what requirements they would prescribe. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. If we or any of the VIEs are found to be in violation of any future PRC laws or regulations, or fail to obtain or maintain any required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures.

Cash Flows and Asset Transfers within Our Organization

Kuke Music Holding Limited is a holding company with no material operations of its own. We currently conduct our operations through our WFOEs, the VIEs and their respective subsidiaries. Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in China. Cash is transferred within our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our British Virgin Islands and Hong Kong subsidiaries by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in China for services rendered by our subsidiaries in China; (4) our subsidiaries in China may pay service fees to the VIEs for services rendered by the VIEs; (5) our WFOEs may make dividends or other distributions to us through our British Virgin Islands and Hong Kong subsidiaries, as the case may be; and (6) our Hong Kong subsidiaries may provide loans to the VIEs, subject to statutory limits and restrictions. We do not have a written policy or procedure that specifically dictates how funds are transferred among us, our subsidiaries and the VIEs; however, we require that any loan be made and used on an ad-hoc basis and pursuant to a written loan agreement. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our or the VIEs’ ability to transfer cash and assets. We may also encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange.

Under the exclusive consulting services agreements, Kuke International and Beijing Lecheng provide consulting services to the VIEs and are entitled to receive service fees from the VIEs in exchange. The contractual arrangements provide that Kuke International and Beijing Lecheng have the right to adjust the service fee at any time based on the services provided to Beijing Kuke Music and BMF Culture. Pursuant to the exclusive intellectual property rights licensing agreement between Kuke International and Beijing Kuke Music, Kuke International agreed to license to Beijing Kuke Music certain intellectual property rights owned by Kuke International or being transferred to Kuke International by Beijing Kuke Music, both at nil consideration.

In 2019, 2020 and 2021, our WFOEs did not charge any service fees from the VIEs under the contractual arrangements, and there was no cash flows or transfers of other assets between our WFOEs and the VIEs under the contractual arrangements. In 2019, we funded our WFOEs with US$0.3 million. In 2019, 2020 and 2021, the VIEs received debt financing from us of nil, US$9.6 million and US$33.2 million, respectively, and from our WFOEs of RMB2.0 million, nil and nil, respectively.

On June 1, 2019, Beijing Kuke Music and BMF Culture entered into a lease agreement, pursuant to which Beijing Kuke Music subleased parts of the office space it leased from a third party to BMF Culture. The total rental expenses arising from the lease agreement in 2019 was RMB0.5 million, which was settled in December 2019. Beijing Kuke Music and BMF Culture entered into another lease agreement for calendar year 2020 for a consideration of RMB1.1 million, and of which RMB0.6 million (US$0.1 million) has not been settled as of December 31, 2021.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay any cash dividends in the foreseeable future. If we intend to distribute dividends through Kuke Music, Kuke International and Beijing Lecheng will transfer the dividends to Gauguin Limited and Degas Limited, respectively, in accordance with the PRC laws and regulations of the PRC, and then Gauguin Limited and Degas Limited will transfer the dividends to Rococo Holding Limited and Rosenkavalier Limited, respectively, and Rococo Holding Limited and Rosenkavalier Limited will then transfer the dividends to Kuke Music, and the dividends will be distributed from Kuke Music to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in China. Under applicable PRC laws and regulations, our subsidiaries in China are permitted to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in China are required to allocate at least 10% of their accumulated profits each year, if any, to fund statutory reserves of up to 50% of the registered capital of the enterprise. Statutory reserves are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust the taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our WFOEs’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements.

Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of China

To the extent cash or assets in the business are in China or in an entity domiciled in China, and may need to be used to fund operations outside of China, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

We may encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in China, which may restrict our ability to satisfy our liquidity requirements.

Financial Information Related to the VIEs

The following tables set forth the summary consolidated balance sheets data as of December 31, 2019, 2020 and 2021 of (1) Kuke Music and its subsidiaries and (2) the VIEs and its subsidiaries, and the summary of the consolidated statement of income and cash flows for the years ended December 31, 2019, 2020 and 2021. Our consolidated financial statements are prepared and presented in accordance with the IFRS. Our and the VIEs’ historical results are not necessarily indicative of results expected for future periods. You should read this information together with our consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” included in the 2021 Form 20-F.

Selected Condensed Consolidated Balance Sheets Information

	As of December 31, 2021
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	38,823	11,321	8,901	—	59,045
Trade receivables	—	743	110,361	—	111,104
Prepayments, other receivables and other assets	545	67	33,489	—	34,101
Net investments in subleases	—	—	355	—	355
Due from related parties	—	—	306	—	306
Due from shareholders	—	—	100	—	100
Inventories	—	—	7,307	—	7,307

Total current assets	39,368	12,131	160,819	—	212,318
Property, plant and equipment	—	159	60,284	—	60,443
Intangible assets(1)	—	4	492,737	(441)	492,300
Right-of-use assets	—	—	3,060	—	3,060
Goodwill	—	—	237,225	—	237,225
Investment in subsidiaries(2)	284,000	—	—	(284,000)	—
Prepayments, other receivables and other assets(3)	—	37,178	95,217	(37,178)	95,217
Deferred tax assets	—	2	7,734	—	7,736
Equity investment at FVTPL	—	—	1,000	—	1,000

Total non-current assets	284,000	37,343	897,257	(321,619)	896,981
Due from intercompanies(4)	343,416	290,468	1,594	(635,478)	—

Total assets	666,784	339,942	1,059,670	(957,097)	1,109,299

Liabilities
Trade payables	—	5,468	25,046	—	30,514
Other payables and accruals	1,850	2,757	53,571	—	58,178
Contract liabilities	—	939	22,567	—	23,506
Due to a shareholder	—	—	325	—	325
Interest-bearing loans and borrowings	—	—	41,493	—	41,493
Lease liabilities	—	—	2,486	—	2,486
Income tax payable	—	481	2,035	—	2,516

Total current liabilities	1,850	9,645	147,523	—	159,018
Contract liabilities	—	—	366	—	366
Interest-bearing loans and borrowings	—	—	6,046	—	6,046
Lease liabilities	—	—	793	—	793
Deferred tax liabilities	—	—	1,417	—	1,417
Other payable(3)	—	—	36,000	(36,000)	—

Total non-current liabilities	—	—	44,622	(36,000)	8,622
Due to intercompanies(4)	607	330,488	304,383	(635,478)	—

Total liabilities	2,457	340,133	496,528	(671,478)	167,640

Total net assets/(liabilities)	664,327	(191)	563,142	(285,619)	941,659

	As of December 31, 2020
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	1,716	16,173	7,830	—	25,719
Trade receivables	—	5,329	176,393	—	181,722
Prepayments, other receivables and other assets	7,621	21	20,881	—	28,523
Net investments in subleases	—	—	211	—	211
Due from related parties	358	—	1,405	—	1,763
Due from shareholders	—	—	100	—	100
Inventories	—	—	950	—	950

Total current assets	9,695	21,523	207,770	—	238,988
Property, plant and equipment	—	186	17,949	—	18,135
Intangible assets(1)	—	8	263,754	(661)	263,101
Right-of-use assets	—	—	14,918	—	14,918
Goodwill	—	—	237,225	—	237,225
Investment in subsidiaries(2)	284,000	—	—	(284,000)	—
Prepayments, other receivables and other assets(3)	—	37,178	95,376	(37,178)	95,376
Net investments in subleases	—	—	202	—	202
Deferred tax assets	—	—	8,917	—	8,917
Investment in a joint venture	—	—	491	—	491

Total non-current assets	284,000	37,372	638,832	(321,839)	638,365
Due from intercompanies(4)	127,363	75,030	1,200	(203,593)	—

Total assets	421,058	133,925	847,802	(525,432)	877,353

Liabilities
Trade payables	—	7,068	20,242	—	27,310
Other payables and accruals	9,196	3,613	54,312	—	67,121
Contract liabilities	—	226	24,088	—	24,314
Due to a shareholder	—	—	325	—	325
Interest-bearing loans and borrowings	—	—	60,000	—	60,000
Lease liabilities	—	—	7,660	—	7,660
Income tax payable	—	732	9,681	—	10,413
Due to related parties	7,177	—	—	—	7,177

Total current liabilities	16,373	11,639	176,308	—	204,320
Contract liabilities	—	11	576	—	587
Lease liabilities	—	—	9,830	—	9,830
Deferred tax liabilities	—	—	1,447	—	1,447
Other payable(3)	—	—	36,000	(36,000)	—

Total non-current liabilities	—	11	47,853	(36,000)	11,864
Due to intercompanies(4)	607	116,693	86,293	(203,593)	—

Total liabilities	16,980	128,343	310,454	(239,593)	216,184

Total net assets/(liabilities)	404,078	5,582	537,348	(285,839)	661,169

	As of December 31, 2019
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Assets
Cash and cash equivalents	14	10,973	12,023	—	23,010
Trade receivables	—	6,841	174,284	—	181,125
Prepayments, other receivables and other assets	—	607	14,342	—	14,949
Net investments in subleases	—	—	1,245	—	1,245
Due from related parties	—	370	—	—	370
Due from shareholders	105	—	—	—	105
Inventories	—	—	1,807	—	1,807

Total current assets	119	18,791	203,701	—	222,611
Property, plant and equipment	—	273	3,846	—	4,119
Intangible assets	—	15	168,490	—	168,505
Right-of-use assets	—	—	10,728	—	10,728
Prepayments, other receivables and other assets(3)	—	36,816	59,026	(4,300)	91,542
Net investments in subleases	—	—	2,325	—	2,325
Deferred tax assets	—	—	3,796	—	3,796

Total non-current assets	—	37,104	248,211	(4,300)	281,015
Due from intercompanies(4)	58,583	11,561	572	(70,716)	—

Total assets	58,702	67,456	452,484	(75,016)	503,626

Liabilities
Trade payables	—	7,428	27,269	—	34,697
Other payables and accruals	4,832	3,163	50,685	—	58,680
Contract liabilities	—	227	15,822	—	16,049
Interest-bearing loans and borrowings	—	—	55,000	—	55,000
Lease liabilities	—	—	5,217	—	5,217
Income tax payable	—	237	9,553	—	9,790

Total current liabilities	4,832	11,055	163,546	—	179,433
Contract liabilities	—	—	436	—	436
Lease liabilities	—	—	9,496	—	9,496
Other payable(3)	—	—	36,000	(4,300)	31,700

Total non-current liabilities	—	—	45,932	(4,300)	41,632
Due to intercompanies(4)	607	55,977	14,132	(70,716)	—
Total liabilities	5,439	67,032	223,610	(75,016)	221,065

Total net assets/(liabilities)	53,263	424	228,874	—	282,561

(1)	It represents the elimination of the trade among our Company, other subsidiaries, VIEs and their subsidiaries.
(2)	It represents the elimination of the investment in other subsidiaries, VIEs and their subsidiaries.
(3)	Loans between non-related companies.
(4)	It represents the elimination of intercompany balances among our Company, other subsidiaries, VIEs and their subsidiaries.

Selected Condensed Consolidated Statements of Comprehensive Income Information

	For the year ended December 31, 2021
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Revenue	—	7,317	288,789	(209)	295,897
(Loss)/profit for the year and total comprehensive (loss)/income for the year	(79,858)	(5,773)	25,794	220	(59,617)

	For the year ended December 31, 2020
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Revenue	—	11,425	152,164	(708)	162,881
(Loss)/profit for the year and total comprehensive (loss)/income for the year	(43,007)	5,158	24,474	(1,839)	(15,214)

	For the year ended December 31, 2019
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Revenue	—	12,676	133,378	—	146,054
(Loss)/profit for the year and total comprehensive (loss)/income for the year	(2,186)	(334)	59,282	—	56,762

Selected Condensed Consolidated Cash Flows Information

	For the year ended December 31, 2021
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Net cash flows from/(used in) operating activities	(247,400)	(4,816)	316,686	220	64,690
Net cash flows from/(used in) investing activities	—	(36)	(290,949)	(220)	(291,205)
Net cash flows from/(used in) financing activities	284,507	—	(24,666)	—	259,841

	For the year ended December 31, 2020
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Net cash flows from/(used in) operating activities	(95,986)	4,814	118,120	(661)	26,287
Net cash flows from/(used in) investing activities	—	386	(122,384)	(661)	(121,337)
Net cash flows from/(used in) financing activities	97,688	—	71	—	97,759

	For the year ended December 31, 2019
	Kuke Music	Other Subsidiaries	The VIEs and the VIEs’ Subsidiaries	Eliminating adjustments	Consolidated total
	(RMB in thousands)
Net cash flows from/(used in) operating activities	(5,043)	(39,803)	62,234	—	17,388
Net cash flows from/(used in) investing activities	—	36,749	(74,057)	—	(37,308)
Net cash flows from/(used in) financing activities	—	(10)	11,812	—	11,802

Company Overview

We, together with the VIEs, are a leading provider of classical music service platform. Our and the VIEs’ business includes classical music licensing, subscription and education services in China. Leveraging our and the VIEs’ extensive content library and deep expertise in music education, we, together with the VIEs, are also a leading smart music learning service provider in China. In addition, following our acquisition of BMF in February 2020, we, together with the VIEs, are one of the few companies in China with the experience and scale to organize large-scale live classical music events. With nearly 22 years of experience in the music industry, we have devoted ourselves to making classical music more accessible in China. We derived our revenue from (1) licensing and subscription, (2) smart music learning and (3) live classical music events. Our revenue was RMB146.1 million, RMB162.9 million and RMB295.9 million (US$46.4 million) in 2019, 2020 and 2021, respectively.

We, together with the VIEs, were one of the first classical music licensing and subscription service providers in China. Leveraging our and the VIEs’ long-standing relationships with world-renowned music labels and publishers, especially Naxos, and years of music production and content acquisition efforts, we, together with the VIEs, have built a library of classical music content, which consisted of approximately 2.8 million music tracks, including 2,023,580 tracks of traditional classical music and 354,801 tracks of jazz, world, folk and other genres of music that in aggregate covered approximately 95,177 musicians, 2,080 musical instruments and 266 countries and regions, as well as 1,372 video titles, 427,435 spoken content tracks and 5,750 volumes of sheet music as of December 31, 2021. The vast majority of our and the VIEs’ content offerings have been licensed to us and the VIEs on an exclusive basis.

We, together with the VIEs, license music content primarily to online music entertainment platforms, such as Tencent Music Entertainment Group and NetEase Cloud Music, as well as commercial enterprises, such as film and TV production companies, airlines and smart hardware companies. As of December 31, 2021, we, together with the VIEs, licensed approximately 980,000 tracks of classical music from over 290 music labels to licensees. Our and the VIEs’ music subscription service provides users with high-quality online and offline streaming access to our and the VIEs’ content library. Users can access our and the VIEs’ platform from our and the VIEs’ website, mobile app and smart music devices. As our and the VIEs’ encyclopedic catalog is especially suitable for educational and professional use, we, together with the VIEs, have attracted a large number of universities, music conservatories, public libraries and individuals to subscribe to our and the VIEs’ service over the years. As of December 31, 2021, we, together with the VIEs, had 802 institutional subscribers, including 477 universities and music conservatories and 325 public libraries, spread across all provinces, autonomous regions and municipalities in China, except Tibet.

In an effort to address the underserved needs in China’s music education market, we, together with the VIEs, launched the smart music learning business in October 2015, offering students and schools innovative and efficient smart music learning solutions. Compared to traditional music learning, we believe that our and the VIEs’ standardized course offerings and data analytics capability effectively ensure consistent professional teaching quality, broaden the accessibility of high-quality music education and enhance the scalability of the business model. In 2022, we will focus more on selling Kuke smart pianos and Kuke smart teaching system to public schools.

Our and the VIEs’ smart music learning solutions primarily comprise the offering of our and the VIEs’ proprietary Kuke smart pianos, Kuke smart music teaching systems and Kukey courses. In the earlier stage of our and the VIEs’ smart music learning business, we and the VIEs focused on selling Kuke smart pianos and Kuke smart music teaching systems to primary and secondary schools through distributors. Our and the VIEs’ Kuke smart music teaching system, which is pre-installed in Kuke smart pianos, contains a comprehensive array of classical music content and offers real-time, individualized feedback on student performance as they practice. Since July 2019, we, together with the VIEs, have shifted the focus of smart music learning business to offering Kukey courses in collaboration with kindergartens. Kukey courses are typically small-group, beginner-level piano lessons offered through Kuke smart pianos. We, together with the VIEs, place Kuke smart pianos at the kindergartens without charge, utilize kindergarten teachers to deliver our and the VIEs’ Kukey courses and collect tuition directly from enrolled students. As of December 31, 2021, we, together with the VIEs, had over 70,000 student enrollments from over 4,000 kindergartens across 264 cities in China, placed over 20,000 Kuke smart pianos at these kindergartens and sold over 15,000 Kuke smart pianos and 20,000 Kuke smart music teaching systems to other educational institutions through distributors.

We acquired BMF in February 2020, which organizes the Beijing Music Festival and other influential classical music events in China. With 23 years of history, the Beijing Music Festival has played an indispensable role in bringing world-class classical musicians to China and offering Chinese audiences the opportunity to enjoy masterful performances in person. We believe that our and the VIEs’ live classical music events business effectively create synergetic effects with our and the VIEs’ music content and music learning businesses, further positions us and the VIEs well to continuously offer differentiated value propositions to our and the VIEs’ customers through a thriving content-centric ecosystem, encompassing the entire value chain from enriching content provision to intelligent music learning services.

Risks and Challenges

Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our and the VIEs’ business and industry include, but are not limited to, the following:

●	We and the VIEs may not be able to maintain or expand our and the VIEs’ content offerings.

●	We, together with the VIEs, may not be able to effectively execute growth strategies and manage the increasing complexity of our and the VIEs’ business, which could negatively impact our and the VIEs’ business, financial performance and prospects.

●	We and the VIEs have a limited operating history in smart music learning and live classical music events, which makes it difficult to predict our and the VIEs’ future business prospects and financial performance.

●	If we and the VIEs fail to control content costs, our and the VIEs’ business, operating results and profitability will be materially and adversely affected.

●	If our and the VIEs’ efforts to attract and retain licensees and subscribers are not successful, our and the VIEs’ business, operating results and financial condition may be materially and adversely affected.

●	If we and the VIEs fail to attract and retain customers of smart music learning business or increase their spending, our and the VIEs’ business, operating results and financial condition may be materially and adversely affected.

●	The recent global COVID-19 outbreak has caused significant disruptions to our and the VIEs’ business, which we expect will materially and adversely affect our and the VIEs’ operating results and financial condition.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	If the PRC government finds that the agreements that establish the structure for operating our and the VIEs’ businesses in China do not comply with applicable PRC laws and regulations, or if these laws and regulations or their interpretations change in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	We rely on contractual arrangements with the VIEs and their shareholders for our operations in the PRC, which may not be as effective as direct ownership in providing operational control.

●	Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	A severe or prolonged downturn in the Chinese and global economy could materially and adversely affect our and the VIEs’ business, financial condition and operating results.

●	Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us and the VIEs.

●	The PRC government may exert, at any time, substantial intervention and influence over the manner of our and the VIEs’ operations, and the rules and regulations to which we and the VIEs are subject, including the ways they are enforced, may change rapidly and with little advance notice to us, the VIEs or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

●	The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

●	The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

●	The ADSs may be delisted and the ADSs and shares prohibited from trading in the over-the-counter market under the HFCA Act, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued its determination report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. If this happens, we cannot assure you that we will be able to list the ADS or shares on a non-U.S. exchange or that a market for our shares will develop outside of the United States. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before the ADSs may be prohibited from over-the-counter trading or delisted. If this bill were enacted, the ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.

Risks Related to the ADSs

Risks and uncertainties related to the ADSs include, but are not limited to, the following:

●	The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ADSs for return on your investment.

●	If we fail to regain compliance with NYSE’s minimum bid price requirement, the ADSs could be subject to delisting.

Recent Developments

Receipt of Notice Regarding NYSE Continued Listing Standards

On September 28, 2022, we received a letter from the New York Stock Exchange (the “NYSE”) notifying us that we were not in compliance with applicable price criteria in the NYSE’s continued listing standards because, as of September 27, 2022, the average closing price of our ADSs was less than US$1.00 per ADS over a consecutive 30 trading-day period. Pursuant to Section 802.01C of the NYSE’s Listed Company Manual, we have six months (“the Cure Period”) following receipt of the notice to regain compliance with the minimum share price requirement. We are required to notify the NYSE within 10 business days of receipt of the notification of our intent to cure this deficiency or be subject to suspension and delisting procedures. We can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period the Company has a closing share price of at least US$1.00 per ADS, and an average closing share price of at least US$1.00 per ADS over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the Cure Period, both a US$1.00 per ADS closing share price on the last trading day of the Cure Period and a US$1.00 per ADS average closing share price over the 30 trading-day period ending on the last trading day of the Cure Period are not attained, the NYSE will commence suspension and delisting procedures.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	the 2021 Form 20-F;

●	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on January 7, 2021 (File No. 001-39859) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with the IFRS.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Building 96, 4 San Jian Fang South Block

Chaoyang District

Beijing, 100024

The People’s Republic of China

(+86-10) 6561-0392

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our expectations regarding the demand for and market acceptance of our and the VIEs’ music licensing and subscription services, smart music learning solutions, and live classical music events;

●	our expectations regarding our and the VIEs’ relationships with licensors and suppliers;

●	our and the VIEs’ future business development, financial condition and results of operations;

●	expected changes in our and the VIEs’ revenues, costs or expenditures;

●	the growth of and changes in our and the VIEs’ industries;

●	our and the VIEs’ competitive landscape;

●	government policies and regulations relating to our and the VIEs’ industries; and

●	general economic and business conditions in the PRC and globally.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we and the VIEs operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our and the VIEs’ management to predict all risk factors, nor can we and the VIEs assess the impact of all factors on our and the VIEs’ business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the music industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in the 2021 Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our and the VIEs’ business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

Risks Related to Our Business and Industry

The recent global COVID-19 outbreak has caused significant disruptions to our and the VIEs’ business, which we expect will materially and adversely affect our and the VIEs’ operating results and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. In order to contain the spread of COVID-19, the Chinese government took a number of actions, including mandatory quarantine requirements, travel restrictions, postponed school and kindergarten reopenings and resumption of business operations and prohibition of public gatherings. As a result of these measures and other precautionary actions taken by our and the VIEs’ existing and perspective customers in response, our and the VIEs’ business operations have been significantly disrupted. For example, as many government-affiliated entities, such as public schools, universities and libraries, are required to hold a public bidding process in order to purchase music subscription services, Kuke smart pianos or Kuke smart music teaching systems, they were not able to make such purchase from us, the VIEs or our and the VIEs’ distributors during shutdowns, resulting in decreased sales of institutional music subscription services, Kuke smart pianos and Kuke smart music teaching systems. The closure of kindergartens has also made it more difficult for us and the VIEs to establish new collaboration and recruit new students to enroll in the Kukey courses, which has caused the sales of Kukey courses to decline significantly. While sales of Kukey courses, Kuke smart pianos or Kuke smart music teaching systems and institutional music subscription services have recovered since September 2020 as kindergartens and schools re-opened, there are significant uncertainties as to whether our and the VIEs’ collaborating kindergartens will stay open if new cases of COVID-19 are reported. In addition, due to restrictions on public gatherings, travel bans and the general population’s fears regarding contracting COVID-19, we and the VIEs had to cancel the production of many on-ground, live classical music events and were not able to organize as many live classical music performances or invite as many performing artists as we and the VIEs had been able to during the 2020 Beijing Music Festival, which has led to decreased ticket sales and related sponsorship fees. In an effort to reach a broader audience and attract more sponsors, we and the VIEs have started streaming more live classical music performances, which requires additional investments in our and the VIEs’ IT infrastructure and has subjected us and the VIEs to higher content costs. Furthermore, COVID-19 has also had a severe negative impact on many of our and the VIEs’ content providers, resulting in the cancellation of music recording activities and live classical music performances, which has created significant uncertainties for our and the VIEs’ ability to cost-effectively maintain and expand content offerings. In 2021, our and the VIEs’ business operation had substantially returned to the normal level.

Moreover, COVID-19 had a severe and negative impact on the Chinese and the global economy in the first half of 2020. Although China has temporarily controlled the outbreak, there has been re-occurrence in late 2020 and 2021. Whether this will lead to a prolonged downturn in the economy is still unknown. Recently, there has been a resurgence of COVID-19 cases, including the  Delta and Omicron variant cases, in various locations in China. The Chinese local authorities have reinstated certain measures to keep COVID-19 in check, including travel restrictions and stay-at-home orders, and we and the VIEs may have to adjust various aspects of our and the VIEs’ operations. In addition, the highly contagious Delta and Omicron variants have caused authorities in various countries and regions to reimpose restrictions such as mask mandates, curfews and prohibitions on large gatherings. There remain significant uncertainties surrounding COVID-19, including the existing and new variants of COVID-19, and its further development as a global pandemic, including the effectiveness of vaccine programs against existing and any new variants of COVID-19.

The economic disruption caused by COVID-19 has adversely affected, and could continue to adversely affect, the level of consumer spending on discretionary items, as well as the advertising budgets of our and the VIEs’ sponsors, especially those who are located in countries and regions severely affected by COVID-19. For example, some of our and the VIEs’ subscribers, licensees and sponsors adversely affected by COVID-19 have not renewed their agreements with us. In addition, subscribers, licensees and smart music learning service customers adversely affected by COVID-19 may require additional time to pay us and the VIEs, which could temporarily increase the amount of trade receivables and negatively affect our cash flows. Additionally, the volatilities in and damage to the global financial markets caused by COVID-19 could adversely affect our ability to access capital markets, if and when required. Substantial uncertainties exist with respect to the potential downturn brought by, and the duration of, the COVID-19 outbreak. All of the above could have a material adverse effect on our and the VIEs’ results of operations and financial condition in the near term. If the outbreak persists or escalates, our and the VIEs’ business operations and financial condition may be subject to further negative impact.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these laws and regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

PRC laws and regulations impose certain restrictions and prohibitions on foreign ownership of companies that engage in internet and other related businesses. The Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version) (the “Negative List (2021 version)”) provides that foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider other than a provider for e-commerce services, domestic multi-party communications services, store-and-forward services and call center services, among others, and the Provisions on the Administration of Foreign-Invested Telecommunications Enterprises (2016 Revision, which was recently amended in 2022 by the State Council, and the amended version became effective on May 1, 2022) requires that the major foreign investor in a value-added telecommunications service provider in China obtain approvals from MIIT, which retain considerable discretion in granting approvals. The Negative List (2021 version) also prohibits foreign investment in internet news and information services, internet publishing services, internet audio-visual program services, internet culture operations (except for music), internet information services to the public (except for the contents allowed pursuant to China’s WTO commitments).

To ensure compliance with the PRC laws and regulations, our WFOEs, conduct business in China mainly through the VIEs based on a series of contractual arrangements by and among our WFOEs, the VIEs and the respective shareholders of the VIEs, which enable us to (1) receive substantially all of the economic benefits of the VIEs, and (2) have an exclusive option to purchase all or part of the equity interests and assets in the VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under the IFRS. In the opinion of our PRC counsel, Commerce & Finance Law Offices, each of these contractual arrangements is currently valid, binding and enforceable in accordance with its terms. However, we have been further advised by our PRC counsel that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and that the PRC government may ultimately take a view contrary to the opinion of our PRC counsel.

If the contractual arrangements among our WFOEs, the VIEs and their respective shareholders are determined to be illegal or invalid, or if we or the VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures, including:

●	revoking the business license and/or operating license of such entities;

●	placing restrictions on our operations or our right to collect revenues;

●	imposing fines, confiscating the income from our WFOEs or the VIEs, or imposing other requirements with which we or the VIEs may not be able to comply;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering equity pledges made by the shareholders of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert significant influence over the VIEs;

●	restricting or prohibiting our use of the proceeds of our initial public offering to finance our and the VIEs’ business and operations in China; or

●	taking other regulatory or enforcement actions that could be harmful to our and the VIEs’ business.

The imposition of any of these penalties could cause us to lose our right to direct the activities of the VIEs or our right to receive substantially all of the economic benefits and residual returns from the VIEs and result in a material adverse effect on our ability to conduct our business. In addition, it is unclear what impact these actions would have on us and on our ability to consolidate the financial results of the VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If we are not able to restructure our ownership structure and operations in a manner satisfactory to relevant PRC regulatory authorities, our results of operations and financial condition could be materially and adversely affected.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress of the PRC approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, i.e., the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. In December 2019, the State Council promulgated the Implementation Regulation on the Foreign Investment Law to further clarify relevant provisions of the Foreign Investment Law, which came into effect on January 1, 2020. The Foreign Investment Law and its implementation regulation embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

However, since the Foreign Investment Law and its implementation regulation are relatively new, uncertainties still exist in relation to their interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be deemed as a type of indirect foreign investment activities under the definition in the future. In addition, the definition has a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The Negative List (2021 version) stipulates that any domestic enterprise in China engaging in prohibited business under the Negative List shall be subject to review by and shall obtain the consent of the relevant competent PRC authorities for overseas listing, and the foreign investors shall not participate in the operation and management of such enterprise, and the shareholding percentage of the foreign investors in such enterprise shall be subject, mutatis mutandis, to the relevant administrative provisions of the PRC domestic securities investment by foreign investors. The Negative List does not further elaborate whether existing overseas listed enterprises, like us, will be subject to such requirements. Further, pursuant to the press conference held by the National Development and Reform Commission of the PRC (the “NDRC”) on January 18, 2022, the foresaid requirements shall not be applicable to domestic enterprises that seek to offer and list securities in overseas markets indirectly. Although it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

In addition, the Foreign Investment Law provides that foreign-invested enterprises established before the Foreign Investment Law came into effect may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our subsidiaries in China when such transition period ends. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

Under our current corporate structure, our ability to pay dividends depends upon dividends paid by our British Virgin Islands and Hong Kong subsidiaries, which in turn depends on dividends paid by our subsidiaries in China, which further depends on payments from the VIEs under the contractual arrangements. To the extent cash or assets in the business is in mainland China or Hong Kong or an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Although we consolidate the results of the VIEs and their subsidiaries, we only have access to the assets or earnings of the VIEs and their subsidiaries through the contractual arrangements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the contractual arrangements may be seriously hindered. In addition, if our existing subsidiaries in China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our WFOEs are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIEs and their subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our WFOEs, the VIEs and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in China, which may restrict our ability to satisfy our liquidity requirements.

Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so that any dividends our subsidiary in China pays to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10% unless a tax treaty or similar arrangement provides otherwise. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our and the VIEs’ operations. Uncertainties also exist in relation to new legislation or proposed changes in the PRC regulatory requirements.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our and the VIEs’ operations, and the rules and regulations to which we and the VIEs are subject, including the ways they are enforced, may change rapidly and with little advance notice to us, the VIEs or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications services, internet audio-video program services, taxation, foreign investment limitations, and other matters.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our and the VIEs’ operations, and the rules and regulations to which we and the VIEs are subject, including the ways they are enforced, may change rapidly and with little advance notice to us, the VIEs or our shareholders. The PRC government have recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations relating to data security. The PRC government may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our subsidiaries in China and the VIEs’ compliance with such regulations or interpretations. As such, our subsidiaries in China and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be subsequently revoked or rescinded. For details, see “— The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.”

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our subsidiaries in China or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus and the applicable prospectus supplement from the CSRC, the Cyberspace Administration of China (the “CAC”) or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in China or assets and controlled by enterprises or individuals in China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. We completed our initial public offering on January 14, 2021. If the CSRC approval is required for any of the subsequent offshore offering or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”), which propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a company in China, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as an indirect overseas offering and listing of a company in China if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the enterprise in China in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly citizens of China or have domicile in China, and the principal place of business is in China or main business activities are carried out in China. The issuer or its affiliated entity in China, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant companies in China, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by enterprises in China.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended or updated, their enactment timetable and final content. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries are not required to obtain permission from the CSRC in connection with our initial public offering or any future offering of securities to be made by way of this prospectus and the applicable prospectus supplement. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If the CSRC or any other PRC regulatory body subsequently determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or for the offering of securities by us under this prospectus and the applicable prospectus supplement or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status or offering, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs, and we cannot assure you that, if ever required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, or at all.

On December 27, 2021, the NDRC and the Ministry of Commerce of the PRC jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments) (the “Draft Provisions on Confidentiality and Archives Administration”), which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations.”  As of the date of this prospectus, we have not received any inquiry or notice or any objection to the filing of this prospectus or any future offering of securities under this prospectus and the applicable prospectus supplement from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in China, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little notice in advance and subject to any future actions within the discretion of PRC authorities. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations.

The cybersecurity legal regime in China is relatively new and evolving rapidly, and their interpretation and enforcement involve significant uncertainties. As a result, it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations in certain circumstances.

Network operators in China are subject to numerous laws and regulations, and have the obligations to, among others, (1) establish internal security management systems that meet the requirements of the classified protection system for cybersecurity, (2) implement technical measures to monitor and record network operation status and cybersecurity incidents, (3) implement data security measures such as data classification, backups and encryption, and (4) submit for cybersecurity review under certain circumstances.

On November 7, 2016, the Standing Committee of the National People’s Congress of the PRC (the “SCNPC”) issued the Cyber Security Law, which imposes more stringent requirements on operators of “critical information infrastructure,” especially in data storage and cross-border data transfer.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

On August 17, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure (the “Regulations”), which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which became effective in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (1) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (2) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (3) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On November 14, 2021, the CAC published a discussion draft of the Administrative Measures for Internet Data Security (the “Draft Measures for Internet Data Security”), which provides that data processors conducting the following activities shall apply for cybersecurity review: (1) merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (2) listing abroad of data processors processing over one million users’ personal information; (3) listing in Hong Kong which affects or may affect national security; or (4) other data processing activities that affect or may affect national security. There have been no clarifications from the authorities as of the date of this prospectus as to the standards for determining such activities that “affects or may affect national security.” The CAC had solicited comments on this draft until December 13, 2021, but there is no timetable as to when it will be enacted. The Draft Measures for Internet Data Security, if enacted as proposed, may materially impact our capital raising activities. Any failure to obtain such approval or clearance from the regulatory authorities could materially constrain our liquidity and have a material adverse impact on our business operations and financial results, especially if we need additional capital or financing. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for what activities “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review.

On December 28, 2021, the CAC, the NDRC, the MIIT, and several other administrations jointly published the Measures for Cybersecurity Review, effective on February 15, 2022, which provides that certain operators of critical information infrastructure purchasing network products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review, and that online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. We currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, as we license our music content primarily to online music entertainment platforms and offer music subscription services primarily to institutional subscribers. As of the date of this prospectus, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review for the filing of this prospectus or any proposed offering of securities under this prospectus and the applicable prospectus supplement. However, the scope of operators of “critical information infrastructure” under the current regulatory regime remains unclear and is subject to the decisions of competent PRC regulatory authorities. As advised by our PRC counsel, Commerce & Finance Law Offices, the exact scope of operators of “critical information infrastructure” under the Measures for Cybersecurity Review and current PRC regulatory regime remains unclear, and is subject to the decisions of the relevant PRC government authorities that have been delegated the authority to identify operators of “critical information infrastructure” in their respective jurisdictions (including regions and industries). PRC government authorities have wide discretion in the interpretation and enforcement of these laws, including the identification of operators of “critical information infrastructure” and the interpretation and enforcement of requirements potentially applicable to such operators of “critical information infrastructure.” As a major internet platform, we are at risk of being deemed to be an operator of “critical information infrastructure” or a network platform operator meeting the above criteria under PRC cybersecurity laws. If we, together with the VIEs, are identified as an operator of “critical information infrastructure,” we and the VIEs would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure” that are currently not applicable to us and the VIEs, including, among others, setting up a special security management organization, organizing regular cybersecurity education and training, formulating emergency plans for cyber security incidents and conducting regular emergency drills, and although the internet products and services we and the VIEs purchase are primarily bandwidth, copyright content and marketing services, we and the VIEs may need to follow cybersecurity review procedure and apply with Cybersecurity Review Office before making certain purchases of network products and services. During cybersecurity review, we and the VIEs may be required to suspend the provision of any existing or new services to users, and we and the VIEs may experience other disruptions of operations, which could cause us and the VIEs to lose users and customers therefore leading to adverse impacts on our and the VIEs’ business. The cybersecurity review could also lead to negative publicity and a diversion of time and attention of our and the VIEs’ management and other resources. It could be costly and time-consuming for us and the VIEs to prepare application materials and make the applications. Furthermore, there can be no assurance that we and the VIEs will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we or the VIEs are found to be in violation of cybersecurity requirements in China, the relevant governmental authorities may, at their discretion, conduct investigations, levy fines, request app stores to take down our and the VIEs’ apps and cease to provide viewing and downloading services related to our and the VIEs’ apps, prohibit the registration of new users on our and the VIEs’ platform, or require us and the VIEs to change business practices in a manner materially adverse to our and the VIEs’ business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition.

On April 2, 2022, the CSRC released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Archives Rules”), which have not become effective. The Draft Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

●	in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

●	during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies, other securities service providers or overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e. be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

●	working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data to overseas apply to CAC for security assessments if: (1) data processors provide important data to overseas; (2) critical information infrastructure operators or data processors process personal information of more than a million people provide personal information to overseas; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas since January 1 of the previous year, provide personal information to overseas; or (4) other scenarios required by the CAC to apply for security assessments occur. In addition, these measures require data processors to carry out self-assessments of risks of providing data to overseas before applying to the CAC for security assessments.

The interpretation and application of these cybersecurity laws, regulations and standards are still uncertain and evolving, especially the Draft Measures for Internet Data Security. We cannot assure you that relevant governmental authorities will not interpret or implement these and other laws or regulations in ways that may negatively affect us.

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included in the 2021 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States, pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is not currently inspected by the PCAOB. As a result, we and investors in our ordinary shares or ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “Protocol”) with the CSRC and Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Protocol sets forth, among other terms, that (1) the PCAOB has independent discretion to select any issuer audits for inspection or investigation, (2) the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated, (3) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act of 2002, and (4) the PCAOB inspectors can see audit work papers without redactions. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

The ADSs may be delisted and the ADSs and shares prohibited from trading in the over-the-counter market under the HFCA Act, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued its determination report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. If this happens, we cannot assure you that we will be able to list the ADS or shares on a non-U.S. exchange or that a market for our shares will develop outside of the United States The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the HFCA Act, has been signed into law on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADS from being traded on a national securities exchange or in the over-the-counter trading market in the Untied States Accordingly, under the current law this could happen in 2024.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act (the “Final Amendments”). The Final Amendments include requirements to disclose information, including the auditor name and location, the percentage of shares of the issuer owned by governmental entities, whether governmental entities in the applicable foreign jurisdiction with respect to the auditor has a controlling financial interest with respect to the issuer, the name of each official of the Chinese Communist Party who is a member of the board of the issuer, and whether the articles of incorporation of the issuer contains any charter of the Chinese Communist Party. The Final Amendments also establish procedures the SEC will follow in identifying issuers and prohibiting trading by certain issuers under the HFCA Act.

On December 16, 2021, PCAOB issued the determination report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. In June 2022, in connection with its implementation of the HFCA Act , the SEC conclusively named us as a “Commission-Identified Issuer” following the filing of the 2021 Form 20-F.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the ability to transfer information to the SEC. However, uncertainties still exist whether the framework will be fully complied. By the end of 2022, the PCAOB is required to assess whether mainland China and Hong Kong each remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. If the PCAOB again concludes that it is not able to inspect and investigate completely the audit firms in mainland China and Hong Kong, we will be identified as a “Commission-Identified Issuer” for a second consecutive year after we file our Form 20-F for the year ending December 31, 2022 which will be due by April 30, 2023. Furthermore, if the Accelerating Holding Foreign Companies Accountable Act is signed into law, the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States after we file our annual report on Form 20-F for the year ending December 31, 2022. For details, see “—The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before the ADSs may be prohibited from over-the-counter trading or delisted. If this bill were enacted, the ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.”

It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or NYSE will take to address these issues and what impact those actions will have on companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market).  Notwithstanding the foregoing, whether the PCAOB will be able to conduct inspections of our auditor before the issuance of our financial statements on Form 20-F for the year ending December 31, 2023 which will be due by April 30, 2024, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If the PCAOB is unable to inspect and investigate completely registered public accounting firms by the end of 2023, we will be identified as a “Commission-Identified Issuer” for a third consecutive year after we file our Form 20-F for the year ending December 31, 2023, which will be due by April 30, 2024. In such case, we would be subject to the delisting and prohibition of trading requirements of the HFCA Act.

If we are unable to meet the PCAOB inspection requirement in time, we could be delisted from the NYSE and our ADSs will not be permitted for trading “over-the-counter” either. Such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our listed securities. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before the ADSs may be prohibited from over-the-counter trading or delisted. If this bill were enacted, the ADS could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.

On June 22, 2021, the U.S. Senate passed a bill known as the Accelerating Holding Foreign Companies Accountable Act, to amend Section 104(i) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7214(i)) to prohibit securities of any registrant from being listed on any of the U.S. securities exchanges or traded over-the-counter if the auditor of the registrant’s financial statements is not subject to PCAOB inspection for two consecutive years, instead of three consecutive years as currently enacted in the HFCA Act.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCA Act in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all.

Risks Related to the ADSs

If we fail to regain compliance with NYSE’s minimum bid price requirement, the ADSs could be subject to delisting.

On September 28, 2022, we received a letter from the NYSE (the “NYSE letter”), notifying us that we were not in compliance with applicable price criteria in the NYSE’s continued listing standards because, as of September 27, 2022, the average closing price of our ADSs was less than US$1.00 per ADS over a consecutive 30 trading-day period. Pursuant to Section 802.01C of the NYSE’s Listed Company Manual, we have six months (“the Cure Period”) following receipt of the notice to regain compliance with the minimum share price requirement. We are required to notify the NYSE within 10 business days of receipt of the notification of our intent to cure this deficiency or be subject to suspension and delisting procedures. We can regain compliance at any time during the Cure Period if on the last trading day of any calendar month during the Cure Period we have a closing share price of at least US$1.00 per ADS, and an average closing share price of at least US$1.00 per ADS over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the Cure Period, both a US$1.00 per ADS closing share price on the last trading day of the Cure Period and a US$1.00 per ADS average closing share price over the 30 trading-day period ending on the last trading day of the Cure Period are not attained, the NYSE will commence suspension and delisting procedures.

We have not regained compliance with the minimum bid price requirement as of the date of this prospectus. We are closely monitoring the bid price of the ADSs, and may consider available options, such as an adjustment of our ADS-to-Class A ordinary share ratio, to increase the per ADS price of our ADSs. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement in a timely manner. If we fail to regain compliance by the end of the Cure Period, or if we fail to meet the other continued listing requirements of the NYSE, we may be subject to delisting. The delisting of the ADSs may significantly reduce the liquidity of the ADSs, cause further declines to the market price of the ADSs, and make it more difficult for us to obtain adequate financing to support our continued operation.

The NYSE letter also notes that, based on NYSE’s review of our current financial condition, we are approaching the minimum average market capitalization standard, which requires our average market capitalization to be not less than US$15 million over a 30 trading-day period. While we are currently in compliance with the minimum average market capitalization standard, if our average market capitalization falls below the standard, the ADSs may be subject to immediate suspension and delisting.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

●	preferred shares;

●	debt securities;

●	warrants; and

●	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our second amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each, comprising of 41,718,902 Class A ordinary shares and 8,281,098 Class B ordinary shares. All of our issued and outstanding ordinary shares are fully paid. As of the date of this prospectus, there were 21,285,625 Class A ordinary shares and 8,281,098 Class B ordinary shares issued and outstanding.

The following are summaries of material provisions of our currently effective second amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. You should read our second amended and restated memorandum and articles of association, which was filed as an exhibit to the 2021 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Description of Class A Ordinary Shares

The following is a summary of material provisions of our currently effective second amended and restated memorandum and articles of association, as well as the Companies Act insofar as they relate to the material terms of our ordinary shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire second amended and restated memorandum and articles of association, which has been filed with the SEC as an exhibit to our Registration Statement on Form F-1 (File No. 333-251461).

Type and Class of Securities

Each Class A ordinary share has US$0.001 par value. Our Class A ordinary shares may be held in either certificated or uncertificated form.

Preemptive Rights

Our shareholders do not have preemptive rights.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to a poll vote at general meetings of our company, and each Class B ordinary share shall entitle the holder thereof to ten votes on all matters subject to a poll vote at general meetings of our company. Due to the super voting power of Class B ordinary share holder, the voting power of the Class A ordinary shares may be materially limited.

Rights of Class A Ordinary Shares

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into an equal number of Class A ordinary shares at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Upon any transfer of Class B ordinary shares by a holder thereof to any person or entity that is not an affiliate of the holder, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits that our board of directors determines is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to a poll vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten votes on all matters subject to a poll vote at general meetings of the Company. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law, or otherwise agreed in the second amended and restated memorandum and articles of association. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded, and on a poll every shareholder shall have one vote for every Class A Ordinary Share and ten votes for every Class B Ordinary Share of which he is the holder. A poll may be demanded by the chairman of such meeting or any shareholder present in person or proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding shares at a meeting, or with a written resolution signed by all members entitled to vote. A special resolution will be required for important matters such as a change of name or making changes to our second amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares

Subject to the restrictions set out in our second amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in writing, which shall be executed by or on behalf of the transferor and, if the directors so require, signed by the transferee.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the New York Stock Exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the New York Stock Exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase. Any amount of premium payable on the purchase over the par value of the shares to be repurchased must be paid out of profits or the share premium account. Subject to our second amended and restated memorandum and articles of association and the Companies Act, our company may also repurchase shares out of capital, if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Requirements to Change the Rights of Holders of Class A Ordinary Shares

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (subject to any rights or restrictions for the time being attached to any class) shall only be materially adversely varied with the consent in writing of all the holders of the issued shares or with the sanction of a special resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the second amended and restated memorandum and articles of association that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions. Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association only for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to the Company, or under the second amended and restated memorandum and articles of association, that require the Company to disclose shareholder ownership above any particular ownership threshold.

Differences in Corporate Law

The Companies Act is modeled after that of England but does not follow recent English statutory enactments and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

	Cayman Islands	Delaware
Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●     the merger agreement does not amend in any respect its certificate of incorporation;

●     each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●     either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors (where a compromise or arrangement is proposed between a company and its creditors or any class of them, as the case may be) or seventy-five per cent in value of the members or class of members (where a compromise or arrangement is proposed between a company and its members or class of members, as the case may be), that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●     the statutory provisions as to the required majority vote have been met;

●     the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●     the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that permit a minority shareholder to commence a class action against, or derivative actions in the name of, our company to challenge:

●     an act that is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●     an act that constitutes a fraud against the minority where the wrongdoers are themselves in control of the company; and

●     an act that requires a resolution with a qualified (or special) majority (i.e., more than a simple majority) that has not been obtained.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties	As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent	Our second amended and restated memorandum and articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our second amended and restated memorandum and articles of association allow our shareholders holding shares that carry in aggregate not less than one-third of all votes attaching to the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our second amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.	Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Under our second amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association.	Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years.

This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up either by an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under our second amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of all the holders of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders	There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.	Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of one Class A ordinary share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and ADS holders, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. The deposit agreement has been filed with the SEC as an exhibit to a registration statement on Form F-6 (File No. 333-251918) for our company. The form of ADR is on file with the SEC (as a prospectus) and was filed on January 6, 2021.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid, and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency, and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares, which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How can ADS holders cancel an ADS

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our second amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

If we ask for your instructions and upon timely notice from us by regular ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our second amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our second amended and restated memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our second amended and restated memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our second amended and restated memorandum and articles of association, any resolutions of our board of directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our second amended and restated memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the New York Stock Exchange and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our second amended and restated memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service		Fees

●	To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

●	Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS canceled

●	Distribution of cash dividends	Up to US$0.05 per ADS held

●	Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

●	Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held

●	Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

●	Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs), such as:

●	Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon the cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our second amended and restated memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our second amended and restated memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability for (1) any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (2) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (3) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities or the credit-worthiness of any third party, (4) any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (5) any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement, including claims arising under the Securities Act and the Exchange Act, and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Purchasers of ADSs in secondary transactions will be subject to the arbitration provision to the same extent as purchasers of the ADSs offered in any offering made pursuant to this prospectus and applicable prospectus supplement. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each ADS holder, beneficial owner and holder of interests in the ADRs, whether such ownership interests were acquired in any offering made pursuant to this prospectus and applicable prospectus supplement or in secondary transactions) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

●	upon the occurrence of other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF PREFERRED SHARES

Subject to the provisions of the Companies Act and our second amended and restated articles of association, our board of directors is empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix their designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act. The resolution or resolutions of our board of directors providing for the establishment of any class or series of preferred shares may, to the extent permitted by the Companies Act, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

All of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent, upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Commerce & Finance Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (1) such courts had proper jurisdiction over the parties subject to such judgment, (2) such courts did not contravene the rules of natural justice of the Cayman Islands, (3) such judgment was not obtained by fraud, (4) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (6) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a punitive judgment of a United States court predicated upon the civil liability provisions of the federal securities laws in the United States without retrial on the merits if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that may be regarded as fines, penalties or punitive in nature.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Conyers Dill & Pearman may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Kuke Music Holding Limited appearing in Kuke Music Holding Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021 have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young are located at 27/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.kuke.com, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

KUKE MUSIC HOLDING LIMITED

8,030,000 American Depositary Shares

Representing 80,300,000 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

June 4, 2025